UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 14, 2023
COLONY BANKCORP, INC.
(Exact name of registrant as specified in its charter)

Georgia	000-12436	58-1492391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of principal executive offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, Harold W. Wyatt, III, member of the Board of Directors of Colony Bankcorp, Inc. (the “Company”) and Colony Bank (the “Bank”), provided notice of his decision not to stand for reelection at the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”). Mr. Wyatt currently serves as a director of the Company and the Bank and a member of the Company’s Audit Committee, Governance Committee, Nominating Committee and Risk Management Committee. Mr. Wyatt will continue to serve in such roles at the Company until his term as a director of the Company expires at the 2024 Annual Meeting. Upon the completion of his term as a director of the Company, Mr. Wyatt intends to retire from his positions with the Company. Mr. Wyatt’s decision not to stand for reelection did not arise or result from any disagreement with the Company on any matters relating to the Company’s operations, policies or practices, but rather his desire to focus his efforts on his commercial real estate and asset management businesses and restructuring his portfolio to build capital to accommodate future investment opportunities.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLONY BANKCORP, INC.

Date: December 14, 2023	By:	/s/ T. Heath Fountain
T. Heath Fountain
Chief Executive Officer and Acting Chief Financial Officer